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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        ---------------------------------

         Date of Report (Date of earliest event reported): July 31, 2000



                         RICHMOND COUNTY FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)


DELAWARE                               0-23271                 06-1498455
(State or other Jurisdiction          (Commission            (IRS Employer
of Incorporation)                     File Number)          Identification No.)


              1214 CASTLETON AVENUE, STATEN ISLAND, NEW YORK 10310 (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code: (718) 448-2800


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEMS 1, 3, 4, 5, 6, 7, 8 AND 9.     NOT APPLICABLE.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

      On July 31, 2000, Richmond County Financial Corp., ("Richmond County"), announced that it had completed its acquisition of South Jersey Financial Corporation, Inc. ("South Jersey"), based in Turnersville, New Jersey, the holding company of South Jersey Savings Bank (formerly "South Jersey Savings and Loan Association"). Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), each share of the issued and outstanding common stock, par value $0.01 per share, of South Jersey was acquired for $20.00 in cash. In addition, on July 31, 2000 South Jersey Savings Bank, a New Jersey state-chartered savings bank, was merged with and into Richmond County Savings Bank, a New York state-chartered savings bank ("Richmond County Savings"), with Richmond County Savings being the surviving institution.

      For additional information regarding the merger, see the press release issued by Richmond County, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

            EXHIBIT NO.                               DESCRIPTION
            -----------                               -----------

                99.1                      Press Release issued July 31, 2000.





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    RICHMOND COUNTY FINANCIAL CORP.


                                    By:  /s/ Michael F. Manzulli
                                         --------------------------------------
                                          Michael F. Manzulli
                                          Chairman of the Board and
                                            Chief Executive Officer


Dated: August 1, 2000





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                                LIST OF EXHIBITS


EXHIBIT                       DESCRIPTION
-------                       -----------

 99.1                    Press Release issued July 31, 2000.







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